UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2011

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

(847) 576-5000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2011, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors of Motorola Solutions, Inc., a Delaware corporation (the “Company”), approved and adopted a new and an amended version of executive severance plans (collectively, the “Severance Plans”) for the Company, as further described in this Current Report. The following brief descriptions of the terms and conditions of the Severance Plans are qualified in their entirety by reference to each individual Severance Plan filed as an Exhibit 10 hereto and incorporated herein by reference.

The Company’s 2011 Executive Severance Plan

On January 24, 2011, the Committee approved and adopted the Company’s 2011 Executive Severance Plan (the “New Executive Severance Plan”). The New Executive Severance Plan will be the Company’s severance plan for (1) officers of the Company at or above the level of Vice President (“Vice Presidents”) who are first elected or promoted to such positions on or after February 1, 2011 and (2) Appointed Vice Presidents, Corporate Vice Presidents, Senior Vice Presidents or Executive Vice Presidents or officers whose salary grade is EXB, EXC, EXS, or EXV as of January 31, 2011, whose “Separation Date” occurs on or after February 1, 2014 and whose termination is a “Qualifying Termination,” both as defined in the New Executive Severance Plan. In particular, under the New Executive Severance Plan:

•

Each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (A) for total and permanent disability; (B) for “Cause”; (C) due to death; (D) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); or (E) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or if the participant terminates voluntarily for any reason;

•

Qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company, and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of appointed vice presidents and salary grade EXB), (“Appointed Vice Presidents”)) of base salary continuation and a pro rata alternate annual bonus or pro rata alternate sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

Qualifying participants would receive (A) 12 months (9 months, in the case of Appointed Vice Presidents) of continued medical plan coverage at the active employee premium rate, offset against the COBRA amount, (B) up to 12 months (9 months, in the case of Appointed Vice Presidents) outplacement services, and (C) (for a subset of participants) financial planning services;

•

Any severance pay and benefits paid under the New Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable change in control plan and/or other individual severance arrangements;

•

If a qualified participant receives an alternate annual bonus or alternate sales incentive under the New Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

The Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the New Executive Severance Plan continues for at least an additional two years from the Change in Control. The New Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

The Company’s Legacy Amended and Restated Executive Severance Plan

On January 24, 2011, in connection with its approval of the New Executive Severance Plan, the Committee approved the amendment and restatement of the Motorola, Inc. Executive Severance Plan (as amended through December 31, 2008) in the form of the Motorola Solutions, Inc. Legacy Amended and Restated Executive Severance Plan (the “Legacy Executive Severance Plan”) to reflect the closure of the Motorola, Inc. Executive Severance Plan to new participants effective February 1, 2011 and the anticipated termination of the Legacy Executive Severance Plan as of January 31, 2014 (except to the extent needed to pay severance pay and benefit obligations under the Legacy Executive Severance Plan with respect to participants who terminate employment on or prior to that date). In addition, in particular, the changes to the Legacy Executive Severance Plan:

•	reflect the Company’s recent name change from Motorola, Inc. to Motorola Solutions, Inc.;

•	require the participant to notify the Company of any new employment through the first (rather than the second) anniversary of the separation date;

•

clarify that the severance rights of participants who terminate employment on or before January 31, 2014 will be governed by the Legacy Executive Severance Plan rather than the New Executive Severance Plan; and

•

provide that the Legacy Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Motorola Solutions, Inc. 2011 Executive Severance Plan

10.2	Motorola Solutions, Inc. Legacy Amended and Restated Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.

Date: January 28, 2011	By:	/s/ Michele A. Carlin
		Name:	Michele A. Carlin
		Title:	Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit Number	Description

10.1	Motorola Solutions, Inc. 2011 Executive Severance Plan

10.2	Motorola Solutions, Inc. Legacy Amended and Restated Executive Severance Plan